UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO                     64111

(Address of Principal Executive Offices)                 (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the election of Jerry D. Choate to its Board of Directors (See Item 5.02 below), H&R Block, Inc. (the “Company”) will enter into its standard form Indemnification Agreement for Directors with Mr. Choate.

Item 5.02.	Election of Directors

Effective April 24, 2006, the Company’s Board of Directors elected Jerry D. Choate to the Board of Directors as a Class II director. Mr. Choate was not elected pursuant to any arrangement or understanding with any person. Mr. Choate is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release issued by the Company announcing the election of Mr. Choate is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Standard Form of Indemnification Agreement for Directors, filed as Exhibit 10.1 to the Company’s current report on Form 8-K dated December 14, 2005, file number 1-6089, is incorporated by reference
99.1	Press Release Issued April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	April 25, 2006	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release issued April 25, 2006.